SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                              SJNB Financial Corp.
                (Name of Registrant as Specified In Its Charter)



        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                      SJNB
                                                 Financial Corp.

                                                 James R. Kenny
                                                    President
                                             Chief Executive Officer

June 5, 1998



To Our Shareholders;

At the 1998 Annual Meeting of Shareholders (the "Meeting"), initially convened on May 27, 1998, the Meeting was adjourned until June 24, 1998 at 8:30 a.m. to the Corporation's headquarters at One North Market Street, San Jose, California pursuant to Section 601(d) of the California Corporation Law.

At the adjourned meeting, the only business will be to consider and vote on Proposal No. 3--to approve an amendment of the Articles of Incorporation concerning elimination of cumulative voting and Proposal No. 4--to approve an amendment of the Articles of Incorporation restricting shareholder action by written consent. Both of these Proposals are discussed in the Company's proxy statement dated April 17, 1998. Proposals Nos. 1, 2 and 5 were approved at the Meeting prior to adjournment.

Proposals 3 and 4 require the affirmative vote of a majority of the Corporation's outstanding shares. At the initial Meeting, over 65% of the Corporation's shares were represented in person or by proxy; however, more than 449,000 shares (18% of the Corporation's shares) which are held in street name were not represented at the Meeting and did not vote for these items. Approximately 300,000 additional shares (12%) must still be voted "For" Proposals 3 and 4 in order for them to be adopted. The Corporation's Management adjourned the Meeting to allow all shareholders (and particularly the shares held in street name) an opportunity to vote at a reconvened Meeting on June 24, 1998.

Your vote is important. Please sign and date the enclosed form of proxy and return it in the postage prepaid envelope as soon as possible. THE BOARD OF DIRECTORS URGES ALL SHAREHOLDERS TO VOTE "FOR" PROPOSALS 3 AND 4. If you have already mailed in your form of proxy you need not mail in a new one, unless you desire to change your earlier vote.

Thank you.

Sincerely,

/s/ James R. Kenny

James R. Kenny

                                             One North Market Street
                                           San Jose, California 95113
                                              Phone: (408) 947-7562
                                               Fax: (408) 947-0362